Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1) of our report dated July 10, 2008 relating to the consolidated financial statements of China-Biotics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO McCabe Lo Limited

BDO McCabe Lo Limited

Hong Kong, 5 March 2009